As filed with the Securities and Exchange Commission on November 29, 2011

Registration No. 333-172455

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 8 TO FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Shiner International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	3081
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)

98-0507398
(I.R.S. Employer Identification Number)

Shiner International, Inc.
19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125
86-898-68581104
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Qingtao Xing
President and Chief Executive Officer
Shiner International, Inc.
19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125
86-898-68581104
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To
Jacquelyn A. Hart, Esq. Stevens & Lee, P.C. 111 N. Sixth Street Reading, PA 19603 (610) 478-2048	William W. Uchimoto, Esq. Stevens & Lee, P.C. 1818 Market Street Philadelphia, PA 19103 (215) 990-7416

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check   the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective   registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same   offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same   offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share (3)	2,608,336 shares	$1.42	$3,703,837	$430.00
Common Stock, $0.001 par value per share (4)	521,664 shares	$1.42	$740,763	$86.00
TOTAL:	3,130,000 shares	$1.42	$4,444,600	$516.00	(5)

(1) All 3,130,000 shares registered pursuant to this registration statement are to be offered by the selling stockholders named in the prospectus. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the high and low sales prices on the NASDAQ Stock Market on February 23, 2011.

(3) Represents a total of 2,608,336 shares of common stock held by the selling stockholders named in the prospectus.

(4) Represents a total of 521,664 shares of common stock issuable upon exercise of warrants that are held by the selling stockholders named in the prospectus.

(5) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS; SUBJECT TO COMPLETION; ___________ ___, 2011

Shiner International, Inc.

3,130,000 Shares of Common Stock

This prospectus covers the offer and resale, from time to time, of up to 3,130,000 shares of our common stock, par value $0.001 per share, by the selling stockholders named in this prospectus in the section entitled “Selling Stockholders,” including their pledgees, assignees and successors-in-interest, whom we collectively refer to in this document as the “Selling Stockholders.” We completed a private placement offering in December 2010 pursuant to which we issued to the Selling Stockholders an aggregate of (i) 2,608,336 shares of common stock and (ii) warrants to purchase up to an aggregate of 521,664 shares of common stock. The common stock being offered in this prospectus may include shares issued pursuant to the exercise of the warrants.

We are not selling any shares of our common stock in this offering and will not receive any proceeds from this offering. We may receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash.

The selling stockholders may offer the shares covered by this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or negotiated prices, in negotiated transactions, or in trading markets for our common stock. We will bear all costs associated with this registration.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol "BEST."  On November 7, 2011, the closing price for our common stock was $0.70 per share.

This investment involves risk. For a discussion of the material risks that you should consider, see “Risk Factors” beginning on page 14 of our Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Annual Report”), which 2010 Annual Report is incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is __________, 2011

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

PROSPECTUS SUMMARY	1

USE OF PROCEEDS	3

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	4

FORWARD-LOOKING STATEMENTS	6

AVAILABLE INFORMATION	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	8

SELLING STOCKHOLDERS	10

PLAN OF DISTRIBUTION	12

DESCRIPTION OF SECURITIES	14

INTEREST OF NAMED EXPERTS	15

LEGAL MATTERS	15

INCORPORATION OF DOCUMENTS BY REFERENCE	15

INDEMNIFICATION OF DIRECTORS AND OFFICERS	16

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the SEC may require us to update this prospectus in the future.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. Before investing in the securities offered hereby, you should read the entire prospectus, including our financial statements and related notes included in this prospectus and the documents incorporated by reference herein, including the information set forth under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this document and/or the documents incorporated herein by reference. References in this prospectus and/or the documents incorporated herein by reference to “the Company,” “we,” “our,” and “us” refer to Shiner International, Inc.

Our Company

Overview

We are a Nevada corporation engaged in the packaging and anti-counterfeit plastic film business in the People's Republic of China ("China") through our operating subsidiaries. We were incorporated on November 12, 2003 in Nevada.  Since July 23, 2007, our principal place of business has been in China.   As a result of a share exchange transaction (discussed below), we changed our name to Shiner International, Inc. on July 24, 2007. Our principal executive offices are located at 19th Floor, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125. Our telephone number is +86-898-68581104. Our website is http://www.shinerinc.com.

Our primary business consists of the research and development (“R&D”), manufacture and distribution of technology driven advanced packaging film products in two business segments – “flexible packaging material” and “advanced film.”  Our flexible packaging material segment includes coated film, tobacco film and color printed products while our advanced film segment currently includes high-tech anti-counterfeit laser holographic film. We anticipate that this segment will grow to encompass other products created for specialty niche purposes and developed using our proprietary material science technologies and intellectual property.  For 2010, sales of our flexible packaging materials accounted for 74.6% of our revenue and sales of our advanced film accounted for 25.4%.

All of our operations are based in China and each of our subsidiaries was formed under the laws of China. We currently conduct our business through Hainan Shiner Industrial Co., Ltd. (“Shiner Industrial”), which was incorporated on May 21, 2003 and is headquartered in Haikou, Hainan Province, and Zhuhai Huanuo Packaging Material Co., Ltd. (“Zhuhai”), which was incorporated on December 25, 2006 and is headquartered in Zhuhai, Guangdong Province.  Shiner Industrial and Zhuhai currently produce all of our flexible packaging material and specialty films.  Our color printing operation is carried out by Shiner Industrial.

We were incorporated in Nevada on November 12, 2003 as Cartan Holdings Inc. We were initially formed as an exploration stage company involved in the search for mineral deposits. At that time we owned a 100% undivided right, title and interest in and to the mineral property known as the “Cartan mineral claim.” Our interest in the property consisted of the right to explore for and remove minerals from the property.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol "BEST."  On September 1, 2011, we received a letter from Nasdaq indicating that we had failed to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for our common stock as required by Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule"), and therefore, we were not in compliance with the Bid Price Rule as of September 1, 2011.  The letter also disclosed that in the event that we do not regain compliance with the Bid Price Rule by February 28, 2012, we may be eligible for additional time. We would be required to meet certain continued listing requirements and the initial listing criteria for the Nasdaq Capital Market except for the bid price requirement and will need to provide written notice of our intention to cure our deficiency during the second compliance period.  If we meet these criteria, Nasdaq Staff will notify us that we have been granted an additional 180 day compliance period.  If we are not eligible for an additional compliance period, Nasdaq will provide us with written notification that our common stock will be delisted.  At that time, we can appeal Nasdaq’s determination to delist our common stock to a Nasdaq Hearings Panel.

On July 23, 2007, we entered into a Share Exchange Agreement and Plan of Reorganization with Sino Palace Holdings Limited., a corporation formed under the laws of the British Virgin Islands (“Sino Palace”). Pursuant to the share exchange agreement, we acquired from Sino Palace all of the issued and outstanding capital stock of each of Shiner Industrial and Shiny-day, Hainan Hi-Tech and Zhuhai in exchange for the issuance of an aggregate of 16,500,000 shares of our common stock to the shareholders of Sino Palace. Shiner Industrial, Hainan Shiny-day Color Printing Packaging Co., Ltd. (“Shiny-day”), Hainan Modern Hi-Tech Industrial Co., Ltd. (“Hainan Hi-Tech”) and Zhuhai are each incorporated in the PRC.  After giving effect to the completion of the reverse acquisition, we directly owned the equity interests in Shiner Industrial, Shiny-day, Hainan Hi-Tech and Zhuhai, and continued conducting our operations through these entities as our operating subsidiaries.  The Cartan mineral claim expired on December 15, 2007.

In late 2009, in an effort to improve efficiencies, reduce expenses and take advantage of favorable tax treatment, we consolidated the operations that were previously carried on by three of our subsidiaries - Shiner Industrial, Shiny-day and Hainan Hi-Tech – into Shiner International.  Shiny-day and Hainan Hi-Tech are currently inactive subsidiaries of the Company.

On September 20, 2010, we commenced operations of Shanghai Juneng Functional Film Company, Ltd., a majority-owned subsidiary organized under the laws of China (“Shanghai Juneng”).  We own 70% of Shanghai Juneng and Shanghai Shifu Film Material, Co., Ltd. (‘Shanghai Shifu”) owns the remaining 30%. The general manager of Shanghai Juneng reports directly to our Chief Executive Officer.  Shanghai Juneng is focused on pursuing sales opportunities among the domestic food safety packaging markets and targets China's leading food producers.

We are a principal manufacturer of flexible packaging and advanced film products, selling to customers throughout China, Asia, Australasia, Europe, the Middle East and North America. Our products are sold to companies in the following industries: food, tobacco, chemical, agribusiness, medical, pharmaceutical, personal care, electronics, automotive, construction, graphics, music and video publishing and other consumer goods. The Ministry of Science and Technology of China has certified Shiner Industrial, one of our subsidiaries, as a Nationally-Focused Advanced High Technology Enterprise under the State Torch Program, which promotes the development and application of science- and technology-focused businesses in China.

We hold 16 patents and have 10 patent applications pending that relate to certain of our products and manufacturing processes that have been issued by the State Intellectual Property Office of China.  Although our patents and processes provide us with a competitive advantage, the loss of any single patent would not have a material adverse effect on our business as a whole.

Our current production capacity consists of: ten flexible packaging material production lines with an overall capacity of more than 25,000 metric tons per year and four advanced film lines with a total capacity of 2,500 metric tons a year.

The Offering

Common stock offered by selling stockholders	3,130,000 shares, including up to 521,664 shares of common stock issuable upon the exercise of warrants at an initial exercise price of $1.70 per share.

Common stock outstanding and to be outstanding after the offering	27,541,491 shares are currently outstanding. Assuming the exercise of all of the warrants issued in the private placement at the initial exercise price, 28,063,155 shares would be outstanding.

Use of proceeds
We will not receive any proceeds from the sale of the common stock hereunder. See “Use of Proceeds” for a complete description. However, 521,664 of these shares will only be issued upon exercise of warrants. If all of these warrants are exercised at the initial exercise price, we may receive gross proceeds of up to $886,828.80.

Trading Symbol	BEST

The number of shares of common stock to be outstanding after the offering does not take into account 60,000 shares of common stock issuable upon the exercise of stock options outstanding as of November 7, 2011, with a weighted-average exercise price of $1.25 per share.

The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

USE OF PROCEEDS

We will not receive any proceeds from sale of the shares of common stock covered by this prospectus by the selling stockholders. We will, however, receive proceeds on exercise of outstanding warrants for shares of common stock covered by this prospectus if the warrants are exercised for cash. The warrants may expire without having been exercised. Even if some or all of these warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general working capital and other corporate purposes.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Through February 11, 2008, our common stock was quoted on the OTCBB under the symbol "SHNL.OB." Our common stock is currently traded on the Nasdaq Capital Market under the symbol "BEST."  On September 1, 2011, we received a letter from Nasdaq indicating that we had failed to maintain a minimum closing bid price of $1.00 over the then preceding 30 consecutive trading days for our common stock as required by Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Rule"), and therefore, we were not in compliance with the Bid Price Rule as of September 1, 2011.

The letter also disclosed that in the event that we do not regain compliance with the Bid Price Rule by February 28, 2012, we may be eligible for additional time. We would be required to meet certain continued listing requirements and the initial listing criteria for the Nasdaq Capital Market except for the bid price requirement and will need to provide written notice of our intention to cure our deficiency during the second compliance period.  If we meet these criteria, Nasdaq Staff will notify us that we have been granted an additional 180 day compliance period.  If we are not eligible for an additional compliance period, Nasdaq will provide us with written notification that our common stock will be delisted.  At that time, we can appeal Nasdaq’s determination to delist our common stock to a Nasdaq Hearings Panel.

	For the Year Ended December 31,
	2008
	High	Low
First Quarter	$8.74	$3.00
Second Quarter	4.06	3.00
Third Quarter	3.30	1.53
Fourth Quarter	2.10	0.88

	For the Year Ended December 31,
	2009
	High	Low
First Quarter	$1.39	$0.47
Second Quarter	1.0601	0.5861
Third Quarter	2.25	0.85
Fourth Quarter	1.98	1.20

	For the Year Ended December 31,
	2010
	High	Low
First Quarter	$1.65	$1.13
Second Quarter	1.39	0.89
Third Quarter	1.10	0.85
Fourth Quarter	1.52	1.02

	2011
	High	Low
First Quarter	$1.69	$1.04
Second Quarter	1.17	0.80
Third Quarter	1.03	0.68
Fourth Quarter (through November 7, 2011)	0.8386	0.5515

On November 7, 2011, the closing price of our common stock as reported on Nasdaq was $0.70.

Holders

As of November 7, 2011, there were 27,541,491 shares of our common stock outstanding held by approximately 67 stockholders of record. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

Except for dividends paid to those persons who held shares of our common stock prior to the consummation of the share exchange transaction described on page 2 of this document, we have not paid any cash dividends on our common stock and we have no intention of paying cash dividends in the foreseeable future. Whether we will declare and pay dividends in the future will be determined by our board of directors at their discretion, subject to certain limitations imposed under Nevada corporate law. In addition, our ability to pay dividends may be affected by the foreign exchange controls in China. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

Shares authorized for issuance under equity plans

The table below describes the number of shares of our common stock authorized or available for issuance as of December 31, 2010.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	60,000	$1.25	0
Equity compensation plans not approved by security holders	0	0.00	0
Total	60,000	$1.25	0

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, which can be identified by the use of forward-looking terminology, such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative thereof or other variations thereon, or by discussions of strategy that involve risks and uncertainties. Management wishes to caution the reader of the forward-looking statements that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors, including, but not limited to, economic, competitive, regulatory, technological, key employee, and general business factors affecting our operations, markets, growth, services, products, licenses and other factors discussed in our other filings with the SEC, and that these statements are only estimates or predictions. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of risks facing us, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause our actual results to be materially different from any future results expressed or implied by us in those statements. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” and “Business” in this document and/or the documents incorporated herein by reference. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” in the 2010 Annual Report may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

These risk factors should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All written and oral forward looking statements made in connection with this annual report that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. Further, the information about our intentions contained in this document is a statement of our intention as of the date of this document and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and our assumptions as of such date. We may change our intentions, at any time and without notice, based upon any changes in such factors, in our assumptions or otherwise.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Business,” and other sections in this document and/or the documents incorporated herein by reference. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

Unless otherwise indicated, information in this prospectus concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third party sources, as well as data from our internal research, and are based on such data and our knowledge of our industry, which we believe to be reasonable. None of the independent industry publication market data cited in this prospectus was prepared on our or our affiliates’ behalf.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

AVAILABLE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov .

Our website address is http://www.shinerinc.com . The information on our website is not incorporated into this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent spouses share authority under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC. At the close of business on November 7, 2011, we had 28,113,155 shares of common stock outstanding.  The number of shares outstanding includes 521,664 warrants and 50,000 options that are currently exercisable.   Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Security Ownership of Certain Beneficial Owners

The table below sets forth information, as of November 7, 2011, concerning each person that is known to us to be the beneficial owner of more than 5% of Shiner’s common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock

First Wilshire Securities Management, Inc. (1) 1224 East Green Street, Suite 200, Pasadena, California 91106	2,420,544	8.61%

Yuet Ying 19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou, Hainan Province, China 570125	11,720,908	41.69%

(1)
This information is derived from a Schedule 13G/A filed by First Wilshire Securities Management, Inc. (“First Wilshire”), a registered broker-dealer, on February 15, 2011.  First Wilshire has sole voting power with respect to 988,880 of these shares, shared voting power with respect to none of the shares and sole dispositive power with respect to 2,420,544 of the shares that it is deemed to beneficially own.

Security Ownership of Management

The table below sets forth information, as of November 7, 2011, concerning each of our named executives; each director; and all of the directors and named executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned

Yuet Ying	11,720,908		41.69%

Jian Fu	51,000	(1)	*

Qingtao Xing	0		—

Xuezhu Xu	40,000	(2)	*

Brian Cunat	20,000	(3)	*

Michael Antonoplos	0		—

Zhenhuan Yuan	0		—

All officers and directors as a group (7 persons)	11,831,908		42.09

*	Less than 1 percent

(1)	The shares reported include 51,000 shares held by Mr. Fu's spouse. Mr. Fu disclaims beneficial ownership of the shares held by his spouse.

(2)	The shares reported include 40,000 shares held by Ms. Xu's daughter. Ms. Xu disclaims beneficial ownership of the shares held by her daughter.

(3)	The shares reported include 20,000 shares issuable upon the exercise of currently exercisable options granted to Mr. Cunat.

SELLING STOCKHOLDERS

Of the 3,130,000 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Shares of Common Stock Included in Prospectus” on the table set forth below, 2,608,336 shares were issued and 521,664 are issuable upon exercise of warrants that were issued in connection with our private placement transaction that closed on December 28, 2010.  All of these shares of our common stock are included in this prospectus pursuant to registration rights we granted in the private placement transaction.

The following table presents information as of November 7, 2011 and sets forth the number of shares beneficially owned by each of the selling stockholders as of the date of this prospectus. We are not able to estimate the amount of shares that will be held by each selling stockholder after the completion of this offering because: (1) the selling stockholders may sell less than all of the shares registered under this prospectus; (2) the selling stockholders may exercise less than all of their warrants; and (3) to our knowledge, the selling stockholders currently have no agreements, arrangements or understandings with respect to the sale of any of their shares. The following table assumes that all of the currently outstanding warrants will be exercised into common stock and all of the shares being registered pursuant to this prospectus will be sold. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. Except as otherwise indicated, based on information provided to us by each selling stockholder, each selling stockholder listed below has sole voting and investment power with respect to their shares of common stock.  Each selling stockholder’s percentage of ownership in the following table is based on 28,063,155* shares of common stock outstanding as of November 7, 2011.

Stockholder	Beneficial Ownership Before Offering		Shares of Common Stock Included	Beneficial Ownership After the Offering
Name and Address	Number	Percentage*	in Prospectus	Number	Percentage*
Octagon Capital Partners (1) 155 West 68th St., #27E New York, NY 100232	120,000		120,000	0

Heller Capital Investments (2) 700 E. Palisades Ave. Englewood Cliffs, NJ 07632	150,000		150,000	0

Stanley Liebowitz (3) 74 Lakeshore Dr. Eastchester, NY 10709	250,000		250,000	0

Yue Mei Jiang (4) 79-29 153rd Street, 2nd Floor Flushing, NY 11367	200,000		200,000	0

Bo Liu (5) 38 Ellenhall Square Toronto, Ontario CN M1W 3B2	200,000		200,000	0

John Peter Selda IRA (6) 20100 N 78 th Place Apt 1210 Scottsdale, CA 85255	100,000		100,000	0

George Loxsom IRA (7) 3605 Asaro Place Plano TX 75025	30,000		30,000	0

Gregory Cook IRA (8) 5132 Jessen Drive La Canada Flintridge, CA 91011-1329	50,000		50,000	0

Lake Street Fund, LP (9) 1224 East Green Street, Ste 200 Pasadena, CA 91106-3171	300,000	1.07	300,000	0

Fred and Jean Astman, JTWROS (10) 1100 N. Hidalgo Alhambra, CA 91801	300,000	1.07	300,000	0

Xue Ya (11) 15 Van Hise Ct. East Brunswick, NJ 08816	50,000		50,000	0

3CM China Growth Fund I Ltd. (12) Winterbotham Place Marlborough & Queen Streets Nassau, Bahamas	1,380,000	4.92	1,380,000	0

*
For purposes of this table, the total number of shares outstanding includes 521,664 shares that are issuable upon exercise of warrants that were issued in connection with the private placement transaction in December 2010, all of which are currently exercisable in full.

**	Less than 1%, unless otherwise specified

(1)
Includes 20,000 shares issuable upon the exercise of currently exercisable warrants acquired by Octagon Capital Partners ("Octagon") in connection with the private placement transaction. Steven B. Hart is the general manager of this selling stockholder and has the sole voting and dispositive power over the securities held for the account of this selling stockholder.  As a result of the foregoing, Mr. Hart may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Octagon. Octagon acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(2)
Includes 25,000 shares issuable upon the exercise of currently exercisable warrants acquired by Heller Capital Investments ("Heller") in connection with the private placement transaction. Ronald J. Heller has sole voting and dispositive power over the shares held by Heller.  As a result of the foregoing, Mr. Heller may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Heller. Heller acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(3)	Includes 41,666 shares issuable upon the exercise of currently exercisable warrants acquired by Mr. Liebowitz in connection with the private placement transaction.

(4)	Includes 33,333 shares issuable upon the exercise of currently exercisable warrants acquired by Ms. Jiang in connection with the private placement transaction.

(5)	Includes 33,333 shares issuable upon the exercise of currently exercisable warrants acquired by Mr. Liu in connection with the private placement transaction.

(6)	Includes 16,666 shares issuable upon the exercise of currently exercisable warrants acquired by Mr. Selda in connection with the private placement transaction.

(7)	Includes 5,000 shares issuable upon the exercise of currently exercisable warrants acquired by Mr. Loxsom in connection with the private placement transaction.

(8)	Includes 8,333 shares issuable upon the exercise of currently exercisable warrants acquired by Mr. Cook in connection with the private placement transaction.

(9)
Includes 50,000 shares issuable upon the exercise of warrants acquired by Lake Street Fund, LP (“Lake Street”) in connection with the private placement transaction. Scott Hood and Fred Astman have shared voting and dispositive power over the shares held by Lake Street.  As a result of the foregoing, Messrs. Hood and Astman may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by Lake Street.  Lake Street acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(10)
Includes 50,000 shares issuable upon the exercise of currently exercisable warrants acquired by Mr. and Mrs. Astman in connection with the private placement transaction.  Fred L. Astman is an affiliate of First Wilshire. He acquired the securities offered for his own account in the ordinary course of business, and at the time he acquired the securities, he had no agreements, plans or understandings, directly or indirectly to distribute the securities.

(11)	Includes 8,333 shares issuable upon the exercise of warrants acquired by Mr. Ya in connection with the private placement transaction.

(12)
Includes 230,000 shares issuable upon the exercise of warrants acquired by 3CM China Growth Fund I Ltd. (“3CM China”), an investment fund licensed under the laws of the Bahamas. Lawrence Tian has sole voting and dispositive power over the shares held by 3CM China.  As a result of the foregoing, Mr. Tian may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the shares of common stock beneficially owned by 3CM China.  3CM China acquired the securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly to distribute the securities.

PLAN OF DISTRIBUTION

The selling stockholders identified in this prospectus may offer and sell up to an aggregate of 3,130,000 shares of our common stock which we have issued to them, or which we may issue to them upon the exercise of certain warrants issued to them. The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

All of the shares and warrants described above were previously issued in a private placement transaction completed prior to the filing of the registration statement of which this prospectus is a part.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock, including First Wilshire, may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus is a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to pay all expenses of the registration of the shares of common stock including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with our agreement to register the shares, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement of which this prospectus is a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

The following description of our securities and provisions of our articles of incorporation and bylaws is only a summary. You should also refer to the copies of our certificate and bylaws, copies of which have been incorporated by reference as exhibits to the Current Report on Form 8-K filed with the SEC on July 27, 2007. The following discussion is qualified in its entirety by reference to such exhibits.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001. As of November 7, 2011, 27,541,491 shares of common stock were issued and outstanding and held of record by 67 stockholders.

Under the articles of incorporation and bylaws, holders of common stock do not have cumulative voting rights. Holders of common stock, on the basis of one vote per share, have the right to vote for the election of the members of the board of directors and the right to vote on all other matters, except those matters on which a separate class of stockholders vote by class to the exclusion of the shares of common stock. Holders of common stock do not have any preemptive, subscription or conversion rights.

Holders of common stock are entitled to receive dividends declared by the board of directors out of legally available funds. Since our inception, we have not declared or paid any cash dividends on our common stock. We presently intend to retain future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying cash dividends in the foreseeable future. In the event of our liquidation, dissolution or winding up, common stockholders are entitled to share ratably in all assets legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St, Suite 1300, Philadelphia, PA 19103. Our transfer agent’s telephone number is (610) 649-7300.

INTEREST OF NAMED EXPERTS

No expert or counsel named in this registration statement as having prepared or certified any part of this statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or will receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our audited financial statements as of December 31, 2010 and for the years ended December 31, 2010 and 2009 were audited by Goldman Kurland & Mohidin LLP, an independent registered public accounting firm, to the extent set forth in its report and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Stevens & Lee, P.C. located in Philadelphia, Pennsylvania.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in any such document is deemed “furnished” in accordance with the rules of the SEC:

•
Our Annual Report on Form 10-K for the year ended December 31, 2010, filed on March 31, 2011, as amended by Amendment No. 1 filed on May 2, 2011, Amendment No. 2 filed on June 2, 2011, Amendment No. 3 filed on June 23, 2011, Amendment No. 4 filed on August 8, 2011, Amendment No. 5 filed on November 15, 2011 and Amendment No. 6 filed on November 29, 2011;

•
Our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2011, filed on May 16, 2011, as amended by Amendment No. 1 filed on June 23, 2011 and Amendment No. 2 filed on September 26, 2011, (ii) June 30, 2011, filed on August 15, 2011, as amended by Amendment No. 1 filed on September 19, 2011, and (iii) September 30, 2011, filed on November 14, 2011;

•
Our Current Reports on Form 8-K filed on January 14, 2011, February 17, 2011, February 23, 2011, March 22, 2011, April 20, 2011, May 2, 2011, May 16, 2011, August 12, 2011, as amended by Amendment No. 1 filed on August 15, 2011, September 7, 2011, September 13, 2011 and November 14, 2011; and

•	Our Definitive Proxy Statement filed on Schedule 14A on August 15, 2011.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement but not delivered with this prospectus at no cost to you, by writing, calling or emailing us at: 19th Floor, Didu Building, Pearl River Plaza, No. 2 North Longkun Road, Haikou City, Hainan Province, China 570125, telephone 86-898-6858, ext. 1104, or info@shinerinc.com. The reports and documents and other information about us is also available at http://www.shinerinc.com .  However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The articles of incorporation or an amendment thereto may, however, provide for greater individual liability. Furthermore, directors may be jointly and severally liable for the payment of certain distributions in violation of Chapter 78 of the Nevada Revised Statutes.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct meets the requirements of Nevada law to impose such liability. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Nevada Revised Statutes also provide that under certain circumstances, a corporation may indemnify any person for amounts incurred in connection with a pending, threatened or completed action, suit or proceeding in which he is, or is threatened to be made, a party by reason of his being a director, officer, employee or agent of the corporation or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Additionally, a corporation may indemnify a director, officer, employee or agent with respect to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, if such person (a) is not liable for a breach of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law or such greater standard imposed by the corporation’s articles of incorporation; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, however, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide, among other things, that a director, officer, employee or agent of the corporation will be indemnified against all expense, liability, and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered in connection with any threatened, pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative provided that he or she either is not liable pursuant to Nevada Revised Statutes 78.138 (relating to liability of directors and officers to the corporation in certain instances) or acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act, may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

SHINER INTERNATIONAL, INC.

3,130,000 SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

________________, 2011

Until _____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses which will be incurred by the Company in connection with the issuance and distribution of the securities being registered.

The following table sets forth the estimated costs and expenses of the Company in connection with the offering described in the registration statement.

SEC Registration Fee	$516
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$50,000
Total	$60,516

Item 14. Indemnification of Directors and Officers

Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Item 15. Recent Sales of Unregistered Securities

On December 28, 2010, we sold an aggregate of 2,608,336 shares of our common stock and warrants to purchase up to an additional 521,664 shares for aggregate gross proceeds of approximately $3.13 million to each of the following persons:

Octagon Capital Partners 155 West 68th St., #27E New York, NY 100232	Bo Liu 38 Ellenhall Square Toronto, Ontario, CN M1W 3B2

Heller Capital Investments 700 E. Palisades Ave. Englewood Cliffs, NJ 07632	John Peter Selda IRA 1224 East Green Street, Ste 200 Pasadena, CA 91106-3171

Stanley Liebowitz 74 Lakeshore Dr. Eastchester, NY 10709	George Loxsom IRA 1224 East Green Street, Ste 200 Pasadena, CA 91106-3171

Yue Mei Jiang 79-29 153rd Street, 2nd Floor Flushing, NY 11367	Gregory Cook IRA 1224 East Green Street, Ste 200 Pasadena, CA 91106-3171

Lake Street Fund, LP 1224 East Green Street, Ste 200 Pasadena, CA 91106-3171	Xue Ya 15 Van Hise Ct. East Brunswick, NJ 08816

Fred and Jean Astman, JTWROS 1100 N. Hidalgo Alhambra, CA 91801	3CM China Growth Fund I Ltd. Winterbotham Place Marlborough & Queen Streets Nassau, Bahamas

The shares and warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D and Regulation S promulgated by the SEC thereunder. We compensated Roth Capital Partners LLC in the amount of $75,000 for financial advisory services provided in conjunction with the financing.  Additionally, we paid 3CM Partners, Inc. in the amount of $155,377 in the aggregate for pre-transaction services, including but not limited to due diligence and structuring, and reimbursement for out-of-pocket expenses.

Item 16. Exhibits and Financial Statement Schedules

The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

(a) Exhibits

Exhibit	Description of Exhibit

2.1
Share Exchange Agreement by and between Sino Palace Holdings Limited and Cartan Holdings Inc. dated as of July 23, 2007 (incorporated by reference to Exhibit 2.1 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on July 27, 2007).

2.2
Return to Treasury Agreement between Cartan Holdings, Inc. and Zubeda Mohamed-Lakhani, dated as of July 23, 2007 (incorporated by reference to Exhibit 2.2 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on July 27, 2007).

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on July 27, 2007)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on July 27, 2007).

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on July 27, 2007)

5.1	Opinion of Stevens & Lee, P.C.*

10.1
Registration Rights Agreement, dated as of September 30, 2007, between Shiner and the investors signatory thereto (incorporated by reference to Exhibit 10.1 of Shiner's Registration Statement on Form SB-2 (Commission File No. 333-148304), filed with the SEC on December 21, 2007)

10.2
Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.2 of Shiner's Registration Statement on Form SB-2 (Commission File No. 333-148304), filed with the SEC on December 21, 2007).

10.3	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.3 of Shiner's Registration Statement on Form SB-2 (Commission File No. 333-148304), filed with the SEC on December 21, 2007)

10.4
Employment Agreement, dated January 1, 2008, by and between Shiner and Jian Fu (incorporated by reference to Exhibit 10.4 of Shiner's Annual Report on Form 10-K (Commission File No. 001-33960) filed with the SEC on March 28, 2008).

10.5
Employment Agreement, dated January 1, 2008, by and between Shiner and Xuezhu Xu (incorporated by reference to Exhibit 10.5 of Shiner's Annual Report on Form 10-K (Commission File No. 001-33960) filed with the SEC on March 28, 2008).

10.6
Employment Agreement, dated January 1, 2008, by and between Shiner and Mingbiao Li (incorporated by reference to Exhibit 10.6 of Shiner's Annual Report on Form 10-K (Commission File No. 001-33960) filed with the SEC on March 28, 2008).

10.7
Employment Agreement, dated February 11, 2010, by and between Shiner and Jeffrey T. Roney (incorporated by reference to Exhibit 10.7 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on February 26, 2009).

10.8
Employment Agreement, dated February 3, 2010, by and between Shiner and Qingtao Xing (incorporated by reference to Exhibit 10.8 of Shiner's Annual Report on Form 10-K (Commission File No. 001-33960) filed with the SEC on March 25, 2010).

10.9
Articles of Association of Shanghai Juneng Functional Film Company, Ltd., a joint venture between Shiner and Shanghai Shifu Film Material, Co., Ltd. (incorporated by reference to Exhibit 10.1 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on September 21, 2010).

10.10
Credit Facility between Hainan Shiner Industrial Co., Ltd. and the Hainan Branch of the Bank of China, dated June 29, 2010 (incorporated by reference to Exhibit 10.10 of Shiner's Quarterly Report on Form 10-Q (Commission File No. 001-33960) filed with the SEC on November 15, 2010)..

10.11
Securities Purchase Agreement for Non-US Persons, dated as of December 28, 2010, between the Company and the Investors thereto (incorporated by reference to Exhibit 10.11 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on December 29, 2010).

10.12
Securities Purchase Agreement, dated as of December 28, 2010, between the Company and the Investors thereto (incorporated by reference to Exhibit 10.12 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on December 29, 2010).

10.13	Form of Warrant of the Company (incorporated by reference to Exhibit 10.13 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on December 29, 2010).

10.14
Registration Rights Agreement, dated as of December 28, 2010, by and between the Company and the Investors (incorporated by reference to Exhibit 10.14 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on December 29, 2010).

10.15
Amendment to Securities Purchase Agreement, dated as of January 10, 2011, between the Company and the Investors thereto (incorporated by reference to Exhibit 10.15 of Shiner's Current Report on Form 8-K (Commission File No. 001-33960) filed with the SEC on January 14, 2011).

21	List of Subsidiaries.*

23.1	Consent of Goldman Kurland & Mohidin, LLP.

23.2	Consent of Stevens & Lee, P.C. (included in Exhibit 5.1).*

24	Powers of Attorney *

*  previously filed

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing this Amendment No. 8 to Registration Statement on Form S-1 and authorized this Amendment No. 8 to be signed on its behalf by the undersigned, in Haikou, China, on the date indicated below.

Shiner International, Inc.

By:	/s/ Qingtao Xing
Qingtao Xing
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 8 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Qingtao Xing	President and Chief Executive Officer	November 29, 2011
Qingtao Xing

*	Acting Chief Financial Officer	November 29, 2011
XueZhu Xu	(Chief Accounting Officer)

*	Chairman of the Board of Directors	November 29, 2011
Yuet Ying

*	Director	November 29, 2011
Michael J. Antonoplos

*	Director	November 29, 2011
Brian G. Cunat

*	Director	November 29, 2011
Jian Fu

*	Director	November 29, 2011
Zhenhuan Yuan

* By:	/s/ Qingtao Xing
Qingtao Xing
Attorney-in-Fact